UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 30, 2004

Date of Report (Date of earliest event reported)

SPECTRUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28782	93-0979187
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

157 Technology Drive
Irvine, California 92618

(Address of principal executive offices) (Zip Code)

(949) 788-6700

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 1.02 Termination of a Material Definitive Agreement.
Item 3.02 Unregistered Sale of Equity Securities.
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.

     The disclosures in Item 1.02 of this Form 8-K are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

     On September 30, 2004, Spectrum Pharmaceuticals, Inc. (“Spectrum”) entered into a settlement agreement with SCO Financial Group LLC (“SCO”) pursuant to which Spectrum paid SCO $1,075,000 in cash and issued to SCO and its designees five year warrants to purchase up to an aggregate of 100,000 shares of Spectrum’s common stock at an exercise price of $10.00 per share primarily in satisfaction of its obligations in connection with a April 2004 financing transaction. The settlement agreement also terminated the Letter Agreement dated as of February 1, 2003 by and between Spectrum and SCO and satisfied all amounts that may have been or may become owed by Spectrum to SCO under that agreement.

Item 3.02 Unregistered Sale of Equity Securities.

     The disclosures in Item 1.02 of this Form 8-K are incorporated herein by reference. In addition, on August 17, 2004, Spectrum issued 251,896 shares of common stock to Zentaris GmbH (“Zentaris”) in a private placement transaction pursuant to a licensing agreement, dated August 12, 2004, by and between Spectrum and Zentaris. The common stock and warrants were issued to Zentaris and SCO and its designees, respectively (the “Companies”), without registration under the Securities Act of 1933, as amended (the “Act”), in reliance upon the exemptions from registration provided under Section 4(2) of the Act. The issuances did not involve any public offering; we made no solicitation in connection with the transactions, other than communications with the Companies; we obtained representations from the Companies regarding their investment intent, experience and sophistication; the Companies either received or had access to adequate information about Spectrum in order to make informed investment decisions; Spectrum reasonably believed that the Companies were sophisticated within the meaning of Section 4(2) of the Act; and the common stock and warrants were issued with restricted securities legends. No underwriting discounts or commissions were paid in conjunction with the issuances.

     Since our last periodic report, we issued 96,179 shares of our common stock to certain of our existing security holders upon exercise of warrants previously issued in private placement transactions. Of these shares, 20,000 shares were issued for cash proceeds of $60,000, and 76,179 shares were issued pursuant to a cashless exercise provision upon the exercise of warrants to purchase up to a total of 145,319 shares of our common stock. The shares were issued without registration under the Act and Regulation D promulgated thereunder. The issuance did not involve any public offering; we made no solicitation in connection with the transaction, other than communications with the investors; we obtained representations from the investors regarding their investment intent, experience and sophistication; the investors either received or had access to adequate information about Spectrum in order to make an informed investment decision; Spectrum reasonably believed that the investors were sophisticated within the meaning of Section 4(2) of the Act; and the common stock was issued with restricted securities legends. No underwriting discounts or commissions were paid in conjunction with the issuances.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM PHARMACEUTICALS, INC.
Date: October 6, 2004	By:	/s/ Shyam K. Kumaria
Shyam K. Kumaria
Vice President, Finance

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